Leclanche SA and Oak Ridge Energy Technologies Inc., Announce Discussions regarding a Strategic Alliance and Technology Exchange Agreement

Oak Ridge Energy Technologies, Inc. (OKME) announces that it has entered into discussions with Leclanche (LECN.SW) regarding a strategic alliance and technology exchange agreement, with a view to expanding the technical capabilities and product lines of both companies.

Leclanche was founded in 1909 and trades on the Swiss Stock Exchange. Leclanche has world-class battery technologies, including large format lithium-ion battery-based domestic and utility-scale energy storage units and a leading patented ceramic safety separator.

Oak Ridge Energy Technologies and Leclanche are both strategic portfolio investments by Precept in the global battery industry.

The focus of the discussions will be Oak Ridge’s U.S. application of Leclanche’s safety separator technology and the grid storage units. Should such a joint cooperation be implemented and lead to the expected results, the companies could also explore the additional synergies in order to gain scale and greater traction in the market.

According to Steve Barber, Chairman and Chief Investment Officer of Precept, “Precept believes strongly that there is a significant opportunity at present in the battery sector for the creation of a global platform which offers diversified technologies and products to cater for the demanding needs of the energy storage, transportation and military markets. We want our two battery industry portfolio companies, Leclanche and Oak Ridge, to participate at the forefront of that opportunity.”

Mark Meriwether, Vice President of Oak Ridge Energy Technologies, believes “the completion of this alliance would give Oak Ridge Energy Technologies added technological capabilities leading to a competitive advantage over other U.S. lithium-based battery manufacturers.  The Leclanche brand is well known in the battery space in Europe, and the alliance would provide further validation of Oak Ridge’s technological capabilities.”

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Press Contacts:

Ben Jackson

ir@oakridgeenergytech.com

(213) 674-6700